Company Contact:	Investor Relations Contact:
Mr. Jing Xie	Mr. Crocker Coulson, President
Chief Financial Officer	CCG Investor Relations
Universal Travel Group	Phone: +1-646-213-1915 (NY office) or
Phone: +86-755-8366-8489	Mr. Gary Chin, Phone: +1-646-213-1909
Email: 06@cnutg.cn	E-mail: crocker.coulson@ccgir.com
us.cnutg.com	www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group Chairwoman and CEO to Ring Opening Bell at NYSE Amex Market

SHENZHEN, China, June 29, 2009 – Universal Travel Group (Amex: UTA) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing and hotel reservation services, today announced that the Company’s Chairwoman and CEO will ring the opening bell at the NYSE Amex in New York City on Tuesday, June 30, 2009 at 9:30 am EST to celebrate the Company’s listing on the NYSE Amex Market.

“This is an important milestone for us in our goal to become the leading travel services provider in the PRC,” said Ms. Jiangping Jiang, Chairwoman and CEO of Universal Travel Group. “We wish to thank our management team, dedicated employees, shareholders and loyal customers for our success and for the honor of ringing the opening bell at one of the world’s greatest equity markets – the NYSE Amex stock market.”

A live webcast of The Opening Bell (beginning at 9:29 a.m.) will be available at http://www.nyse.com/about/Video/overview.html.

Photos are available via Associated Press/New York (212.621.1902), Reuters America (646.223.6285) and Bloomberg Photo (212.617.3420).

The Opening BellSM (starting at 9:25 a.m.) and The Closing Bell® (starting at 3:55 p.m.) feeds are available via Ascent loop #4009. Those seeking footage via The Switch please contact NYSE Broadcast at 212.656.5483.

About Universal Travel Group Inc.

Universal Travel Group, a growing travel services provider in the PRC, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life” the company's core services include tour packaging for customers, booking services for air tickets and hotels. In 2007, Universal Travel Group completed the acquisitions of Shenzhen Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. In 2009, Universal Travel Group sold Shenzhen Speedy Dragon to focus on more profitable travel related businesses and its cost effective TRIPEASY Kiosks expansion. Universal Travel Group's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, hotel booking and tour packaging segments. For more information about the Company, please visit us.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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